UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Parallel Petroleum Corporation (“Parallel”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated January 12, 2006, to include the historical and pro forma financial information required by Items 9.01(a) and (b) in connection with the acquisition (the “Acquisition”) by Parallel’s subsidiary, Parallel, L.P., of producing and non-producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas (the “Acquired Properties”) from Lynx Production Company, Inc. and nine other sellers.

Item 9.01 Financial Statements and Exhibits

(a)	Combined financial statements of properties acquired

Attached hereto as Schedule A are the audited Combined Statements of Revenues and Direct Operating Expenses of the Acquired Properties purchased by Parallel, L.P. from Lynx Production Company, Inc. and nine other sellers for the years ended December 31, 2005 and 2004 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman, LLP concerning the statements and related notes.

(b)	Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Parallel for the year ended December 31, 2005; the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Parallel as of December 31, 2005; and the related notes thereto, adjusted to show the pro forma effects of the Acquisition.

(c)	Exhibits
	Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2

Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott (Incorporated by reference to Exhibit 10.2 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.3

Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.4	Second Lien Term Loan Agreement, dated November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., BNP Paribas and Citibank Texas, N.A.

(Incorporated by reference to Exhibit 10.4 of Form 8-K dated November 15, 2005 and filed with the Securities and Exchange Commission on November 21, 2005)

10.5

Intercreditor and Subordination Agreement, dated November 15, 2005, among Citibank Texas, N.A., BNP Paribas, Parallel Petroleum Corporation, Parallel, L.P. and Parallel, L.L.C. (Incorporated by reference to Exhibit 10.5 of Form 8-K dated November 15, 2005 and filed with the Securities and Exchange Commission on November 21, 2005)

*23.1	Consent of Independent Registered Public Accounting Firm

____________________

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

Date: March 30, 2006	By:	/s/ Larry C. Oldham
Larry C. Oldham
President and Chief Executive Officer

3

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Parallel Petroleum Corporation

Midland, Texas

We have audited the accompanying Combined Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased from Lynx Production Company, Inc. and nine other sellers (collectively, the “Company”) for each of the two years in the period ended December 31, 2005. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying combined financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parallel Petroleum Corporation and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased from Lynx Production Company, Inc. and nine other sellers, for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Houston, Texas

March 24, 2006

PARALLEL PETROLEUM CORPORATION
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
LYNX PRODUCTION COMPANY, INC. AND NINE OTHER SELLERS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
	(in thousands)

Revenues	$6,817	$6,063
Direct operating expenses	1,243	1,295

Excess of revenues over direct operating expenses	$5,574	$4,768

The accompanying notes are an integral part of these combined financial statements.

PARALLEL PETROLEUM CORPORATION

NOTES TO COMBINED STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF THE

OIL AND GAS PROPERTIES PURCHASED FROM

LYNX PRODUCTION COMPANY, INC. AND NINE OTHER SELLERS

(1)	THE PROPERTIES

On October 14, 2005, Parallel, L.P., an indirect wholly owned subsidiary of Parallel Petroleum Corporation (collectively, “Parallel”), entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Lynx Production Company, Inc. (“Lynx”) and nine other unaffiliated parties (collectively, the “Sellers”) for the purpose of acquiring a group of related assets in the form of leasehold interests owned by the Sellers in certain producing and non-producing oil and gas properties (the “Acquired Properties”) for the agreed upon purchase price of $44.5 million, subject to customary closing adjustments. As provided for in the Purchase Agreement, the purchase of the Acquired Properties was completed in two stages. The first closing occurred on November 15, 2005 and Parallel paid $20.8 million, after adjustments, for the properties acquired at the first closing. The second closing occurred on January 12, 2006 and Parallel paid $23.4 million, after adjustments, for the properties purchased at this second closing. Combined, Parallel paid the adjusted purchase price of $44.2 million for all of the properties, which include thirty-five producing wells and related leases located in Andrews and Gaines Counties, Texas.

(2)	BASIS FOR PRESENTATION

The purchase of the Acquired Properties involved a group of related assets and transactions, with the initial closing occurring in 2005 and the closing of the remainder of the interests occurring in early 2006 and prior to the filing of our Form 10-K Report for the fiscal year ended December 31, 2005. All Sellers were co-owners of working interests in the same oil and gas properties and subject to the same terms and conditions as provided for in the Purchase Agreement. Since the Acquired Properties were under common management, we are providing combined financial statements.

During the periods presented, the Acquired Properties were not accounted for or operated as a separate division. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses and corporate income taxes were not allocated to the properties. Lynx accounted for the Acquired Properties on an income tax basis, while Parallel uses the full cost method. Using the income tax basis, costs such as geological and geophysical (“G&G”), exploratory dry holes, intangible drilling costs and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances. The statements include only revenues and direct operating expenses. Parallel does not have information for the financing and investing activities from the Acquired Properties.

Parallel’s historical balance sheet for the year ended December 31, 2005 includes the adjusted purchase price of $20.8 million.

Revenue and direct operating expenses included in the accompanying statements represent the accounts related to the net working and revenue interests Parallel acquired in the Acquired Properties. The accompanying statements of revenues and direct operating expenses include revenues and direct operating expenses for the interests acquired in the initial closing from January 1, 2004 through November 15, 2005. Revenues and direct operating expenses for the interests acquired in the second closing are included for the period from January 1, 2004 through December 31, 2005. The following table summarizes the revenues and direct operating expenses of the interests acquired in the first closing from November 15, 2005 through December 31, 2005. These amounts are included in Parallel’s historical results for the year ended December 31, 2005:

Revenue	$272,000
Direct operating expenses	(37,000)
Excess of revenues over direct operating expenses	$235,000

Revenue and direct operating expense are presented on the accrual basis of accounting. Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have been excluded for the reasons discussed above. The oil and gas industry, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each barrel of oil equivalent produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.

(3)	OIL AND GAS RESERVES - UNAUDITED

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Parallel Petroleum Corporation’s petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

The estimated quantities of proved reserves include reserves acquired by Parallel in the initial close from January 1, 2004 through November 15, 2005. The reserves acquired by Parallel in the initial close are treated as sales or dispositions of reserves by the Lynx interests to Parallel on November 15, 2005. Estimated proved reserves for interest acquired by Parallel in the second closing are included for the period from January 1, 2004 through December 31, 2005.

	Total Proved		Proved Developed
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
	(in thousands)
Proved reserves
Balance January 1, 2004	6,914	1,551	2,559	685
Revisions of previous estimates	(534)	(327)	(634)	(348)
Production	(162)	(17)	(162)	(17)
Balance, December 31, 2004	6,218	1,207	1,763	320
Revisions of previous estimates	123	78	39	62
Sale of reserves in place (acquisition by Parallel)	(2,293)	(455)	(614)	(121)
Production	(137)	(20)	(137)	(20)
Balance, December 31, 2005	3,911	810	1,051	241

Standardized Measure - The Standardized Measure of Discounted Future Net Cash Flows relating to the Acquired Properties’ ownership interests in the proved oil and natural gas reserves for each of the two years ended December 31, 2005 is shown below.

	2005	2004
	(in thousands)

Future Cash Flows	$227,992	$248,968
Future production costs/taxes	(45,357)	(56,749)
Future development costs	(6,905)	(11,093)
Net future cash flows	175,730	181,126
Discount at 10% for timing	(111,869)	(118,644)
Discounted future net cash	$63,861	$62,482

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Parallel’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

Changes in Standardized Measure - Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

	2005	2004
	(in thousands)

Balance beginning of the year	$62,482	$40,926
Sales, net of production costs and taxes	(5,574)	(4,768)
Disposition of proved reserves (acquisition by Parallel)	(38,230)	—
Changes in prices and production costs	38,398	20,063
Revisions of quantity estimates	2,356	(5,862)
Interest factor - accretion of discount	6,248	4,093
Development costs changes	2,958	(752)
Changes in production rates and other	(4,777)	8,782
Balance end of the year	$63,861	$62,482

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

Schedule B

PARALLEL PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of the working and net revenue interests of certain properties from Lynx Production Company, Inc. and nine other unaffiliated parties (the “Acquired Properties”) and the financing thereof. The properties are comprised of thirty-five producing wells located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. The acquisition of the Acquired Properties is hereinafter referred to as the “Acquisition.”

On October 14, 2005, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., (collectively “Parallel”) entered into a Purchase and Sale Agreement with Lynx Production Company, Inc. or, “Lynx”, and nine other unaffiliated parties for the purchase of producing and non-producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. On November 15, 2005 Parallel completed a portion of the Acquisition by purchasing the ownership interest of 6 of the 10 total selling parties for a combined purchase price of approximately $20.8 million. On January 12, 2006 Parallel completed the Acquisition by purchasing the ownership interest of the remaining 4 selling parties for a combined purchase price of approximately $23.4 million, including adjustments. Parallel financed the Acquisition through its existing credit facilities.

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet as of and for the year ended December 31, 2005 is derived from the audited consolidated financial statements of Parallel Petroleum Corporation for the year ended December 31, 2005, the audited Statement of Revenues and Direct Operating Expenses for the Acquired Properties for the year ended December 31, 2005 and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2005, and the Statements of Revenues and Direct Operating Expenses for the Acquired Properties included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on January 1, 2005, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statement of operations for the year ended December 31, 2005 was prepared without audit assuming we completed the Acquisition on January 1, 2005. Certain reclassifications of the historical amounts reported by Lynx Production Company, Inc. were made to facilitate combining their results with ours.

The Acquired Properties were not accounted for or operated as a separate division by Lynx Production Company, Inc. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Acquired Properties. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, Parallel is presenting only the revenues and direct operating expenses for the Acquired Properties. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes. With these adjustments, the pro forma condensed consolidated statement of operations represent only an estimate of combining our historical results (which includes the interest acquired during the first closing from November 15, 2005 through December 31, 2005) and the interest acquired in the second closing in January 2006. The statements do not consider nonrecurring items included in the historical financial statements. The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition on December 31, 2005. The Parallel Historical information reflects the interest acquired in the first closing in November 2005. The pro forma condensed consolidated balance sheet was adjusted for the second closing purchase price of $23.4 million plus other direct transaction costs of $133,000. The Pro Forma Balance Sheet also reflects amounts for asset retirement obligations related to plugging and abandoning these properties. The Acquisition was funded with the existing debt facility.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs are expected to increase only minimally, if at all, as a result of these acquisitions. The Acquired Properties are in close proximity to our Carm Ann properties. As a result, a very minimal amount of our internal resources will be used to oversee the Acquired Properties and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what Parallel’s financial position or results of operations would have been had Parallel purchased the Acquired Properties on the dates indicated. In addition, such information is not necessarily indicative of Parallel’s future results of operations or financial performance because of the exclusion of certain operating expenses. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which are hereby incorporated by reference herein.

PARALLEL PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2005

(in thousands, except per share data)

	Parallel	Acquisition	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Oil and natural gas sales	$78,490	$6,817	$—		$85,307
Loss from hedging and derivative activities	(12,340)	—	—		(12,340)
Total revenues	66,150	6,817	—		72,967
EXPENSES:
Operating expenses	14,049	1,243	—		15,292
General and administrative expense	6,712	—	—	(a)	6,712
Depreciation, depletion and amortization	12,044	—	967	(b)	13,011
Total expenses	32,805	1,243	967		35,015
Operating income	33,345	5,574	(967)		37,952
Other income (expense), net:
Change in fair market value of derivative instruments	(31,669)	—	—		(31,669)
Gain (loss) on ineffective portion of hedges	(137)	—	—		(137)
Interest and other income	167	—	—		167
Interest expense	(4,780)	—	(3,305)	(c)	(8,085)
Other expense	(102)	—	—		(102)
Equity in loss of Westfork Pipeline Companies	(89)	—	—		(89)
Total other income (expense), net	(36,610)	—	(3,305)		(39,915)
Income (loss) before income taxes	(3,265)	5,574	(4,272)		(1,963)
Income tax benefit (expense), deferred	1,676	—	(443)	(d)	1,233
Net income (loss)	(1,589)	5,574	(4,715)		(730)
Cumulative preferred stock dividend	(271)	—	—		(271)
Net income (loss) available
to common stockholders	$(1,860)	$5,574	$(4,715)		$(1,001)
Net income (loss) per common share:
Basic	$(0.06)				$(0.02)
Diluted	$(0.06)				$(0.02)
Weighted average common shares:
Basic	32,253				32,253
Diluted	32,253				32,253

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

PARALLEL PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET For the Year Ended December 31, 2005 (in thousands)

	Parallel	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS

Cash and cash equivalents	$6,418	$(133)	(1)	$6,285
Other current assets	21,677	—		21,677
Net property and equipment	215,397	22,974	(2)	238,371
Other assets	9,516	(2,364)	(3)	7,152
TOTAL ASSETS	$253,008	$20,477		$273,485

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities	$27,662	$—		$27,662
Long-term debt	100,000	20,458	(4)	120,458
Other noncurrent liabilities	35,844	19	(5)	35,863

Shareholders' equity	89,502	—		89,502
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$253,008	$20,477		$273,485

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

PARLLEL PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The historical balance sheet for Parallel includes the interests acquired in the first closing.

The following table summarizes the operating results of the interests acquired in the first closing from November 15, 2005 through December 31, 2005 which are included in the historical results for Parallel during the period ended December 31, 2005:

Revenue	$272,000
Direct operating expenses	37,000
Depletion	42,000
Interest expense	209,000

The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

a.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs and are expected to increase only minimally, if at all, as a result of these acquisitions. The Acquired Properties are in close proximity to our Carm Ann properties. As a result, a very minimal amount of our internal resources will be used to oversee the Acquired Properties and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

b.	Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method of the Acquired Properties.
c.	Record a pro forma adjustment for increased interest expense associated with bank borrowings related to the property purchase. Interest was calculated using Parallel’s December 31, 2005 rate of 7.96%.
d.	Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 34 percent, based on the pro forma change in income before income taxes.

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.	Recorded transaction costs of $133,000, primarily legal and audit fees related to the purchase of the Acquired Properties.
2.

Record the adjusted purchase price for the Acquired Properties of approximately $23.0 million. The contractual purchase price of $23.4 million was adjusted for the estimated results of operation between the effective date and December 31, 2005 of $588,000, asset retirement costs of $19,000 and capitalization of $133,000 of transaction costs, primarily legal and auditing fees related to the purchase of the Acquired Properties.

3.	Usage of the $2.4 million performance deposit for purchase of properties in the second closing.
4.	Record bank borrowings associated with the property acquisition.
5.	To record remaining asset retirement obligation associated with the final property closing.

PARALLEL PETROLEUM CORPORATION

UNAUDITED PRO FORMA

SUPPLEMENTAL OIL AND GAS INFORMATION

Oil and Gas Reserves - The following tables set forth certain unaudited pro forma information with Parallel Petroleum Corporation’s proved oil and gas reserves as of December 31, 2005, and including the purchase of the properties from Lynx Production Company, Inc. and nine other sellers as if the acquisition had taken place on January 1, 2005. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Parallel Petroleum Corporation’s petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

	Total Proved		Proved Developed
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
	(in thousands)
Balance, January 1, 2005	25,134	18,031	14,973	13,479
Sale of reserves in place	(14)	(205)	(14)	(205)
Discoveries and extensions	944	13,106	68	8,502
Revisions of previous estimates	98	(1,273)	696	(678)
Production	(1,059)	(3,612)	(1,059)	(3,612)
Balance, December 31, 2005	25,103	26,047	14,664	17,486

The Standardized Measure of Discounted Future Net Cash Flows:

As of December 31, 2005
(in thousands)

Future Cash Flows	$1,635,145
Future production costs/taxes	(406,920)
Future development costs	(43,239)
Future income tax expenses	(297,772)
Net future cash flows	887,214
Discount at 10% for timing	(480,440)
Discounted future net cash	$406,774

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Parallel’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

Future income taxes are based on year-end statutory rates, adjusted for tax basis and tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash

Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

December 31, 2005
(in thousands)

Balance at January 1, 2005	$251,669
Sales, net of production costs and taxes	(57,675)
Discoveries and extensions	39,392
Changes in prices and production costs	169,778
Revisions of quantity estimates	(1,988)
Interest factor - accretion of discount	32,873
Net change in income taxes	(52,836)
Development costs changes	(8,555)
Changes in production rates and other	34,116
Balance at December 31, 2005	$406,774

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2

Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott (Incorporated by reference to Exhibit 10.2 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.3

Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.4	Second Lien Term Loan Agreement, dated November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., BNP Paribas and Citibank Texas, N.A.

(Incorporated by reference to Exhibit 10.4 of Form 8-K dated November 15, 2005 and filed with the Securities and Exchange Commission on November 21, 2005)

10.6

Intercreditor and Subordination Agreement, dated November 15, 2005, among Citibank Texas, N.A., BNP Paribas, Parallel Petroleum Corporation, Parallel, L.P. and Parallel, L.L.C. (Incorporated by reference to Exhibit 10.5 of Form 8-K dated November 15, 2005 and filed with the Securities and Exchange Commission on November 21, 2005)

*23.1	Consent of Independent Registered Public Accounting Firm

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* Filed herewith.